UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

ASI TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	0-6428	88-0105586
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan	48603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 799-8720

980 American Pacific Drive, Suite #111 Henderson, Nevada 89014
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The disclosures contained in response to Items 2.01, 2.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Assets

On May 28, 2010, ASI Technology Corporation (the “Company”) completed the acquisition of NxOpinion, LLC (“NxOpinion”), previously a privately-owned health care technology licensing company headquartered in Saginaw, Michigan (the “Acquisition”) pursuant to the terms of an Agreement and Plan of Recapitalization dated May 28, 2010 (the “Recapitalization Agreement”). Over 84% of the membership units in NxOpinion approved the Acquisition at a meeting on May 27, 2010 held for such purpose, exceeding the required vote threshold of 80%.

As a result of the Acquisition, the business of NxOpinion, as described below, is now owned by Robertson Health Services, Inc. (“RHS”), a wholly-owned subsidiary of the Company. The former members of NxOpinion now own approximately 90% of the common stock of the Company, and the Acquisition is expected to be accounted for as a reverse merger and recapitalization effective as of May 28, 2010.

The Company has 300,000,000 shares of common stock, par value $0.001 authorized and 1,000,000 shares of preferred stock, par value $0.001, authorized. No preferred shares are outstanding. Just prior to the Acquisition’s effectiveness, stockholders of the Company owned 17,313,723 shares of common stock. The former members of NxOpinion received 150,000,000 shares of the Company’s common stock in the Acquisition (i.e., 15 shares valued at $.16667 per share for each membership unit in NxOpinion). The Company also issued at closing 3,213,345 shares at $0.0667 per share to retire certain convertible note obligations. As a result of the Acquisition, the Company now has a total of 170,527,068 shares of common stock outstanding.

In connection with the Acquisition, the Company also agreed to a) assume certain debt obligations of NxOpinion as disclosed in response to Item 2.03 of this Current Report on Form 8-K; and b) issue warrants to purchase its common stock in connection with certain debt restructuring, as discussed below in response to Item 3.02 of this Current Report on Form 8-K. Following the Acquisition, the Board of Directors of the Company approved a 15:1 reverse stock split of the Company’s common stock (the “Reverse Split”), as more fully discussed in response to Item 3.03 of this Current Report on Form 8-K.

Also, as more fully discussed in response to Item 3.02 of this Current Report on Form 8-K, all of the outstanding warrants and convertible notes to purchase units of membership interest in NxOpinion were converted into warrants (the “New Warrants”) and convertible notes (the “New Notes”) converting into shares of the Company’s common stock.

The shares of common stock, warrants, and convertible notes issued in connection with the Acquisition (as described above) were issued pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended, and are considered “restricted securities.”

Prior to the Acquisition, the Business of NxOpinion was owned 100% by its members. Gerald L. Ehrens, a director of the Company, has served as a management advisor to NxOpinion and did not participate in the negotiation of the Acquisition and abstained from voting on all matters related thereto. He owned 4.5% of NxOpinion membership interests and also owned 1.0% of the Company’s stock prior to the closing of the Acquisition. Additionally, other shareholders owning approximately 54% of the Company’s common stock prior to the Acquisition also owned approximately 4.8% of NxOpinion membership interests. Prior to the Acquisition, no person or entity owning 5% or more of the Company’s common stock owned 5% or more of NxOpinion membership interests and no person or entity owning 5% or more of NxOpinion membership interests owned 5% or more of the Company’s common stock.

Following the Acquisition, the Company’s business is expected to focus on the business activity previously carried on by NxOpinion as a development-stage health technology company. However, the Company retained various assets owned prior to the Acquisition, including certain undeveloped real estate assets appraised at approximately $2.2 million and cash of approximately $250,000. The Company expects to use these assets to aid in financing the business activity of the Company going forward.

NxOpinion licenses high-level, intelligence-oriented software to provide a comprehensive predictive diagnostic solution for global healthcare delivery. The core mathematical and statistical basis for the software was invented by Dr. Joel Robertson (“Dr. Robertson”) in 2002. The software uses rich web services, which allows the use of mobile technology, personal computer and web interfaces to deliver a powerful suite of healthcare applications. The Company believes the software offers a rich, versatile health knowledgebase and analytics, and a clinical decision support platform that mimics skilled clinical reasoning to determine the most possible and probable diagnosis and the best and latest treatment options given presenting symptoms, patient facts, health history, user skill level, geographical location, resources available and other available data. The Company also believes the innovative design and flexibility of the software allows rapid customization for varied users, including consumers, nurses, physicians and other health care providers, as well as tailoring for different countries, regions and languages. Recent collaborations with Microsoft Corporation have demonstrated, in management’s view, that the Company can deliver an accurate, versatile and powerful decision-support and event engine. The Company seeks to implement its health technology in a variety of settings worldwide, from rural health systems to the most sophisticated urban hospital systems.

Upon closing of the Acquisition, director Richard A. Fait resigned as a director, Jerry E. Polis resigned as Chairman, Chief Executive Officer and President and Eric M. Polis resigned as Secretary and Treasurer of the Company. Jerry E. Polis and Gerald L. Ehrens remained as directors of the Company and Dr. Joel Robertson, the sole Manager of NxOpinion, was appointed as Chairman, President and Chief Executive Officer of the Company. Dr. Robertson will initially serve under a three-year employment agreement as more fully disclosed in response to Item 5.02 of this Current Report on Form 8-K. Melissa A. Seeger was appointed as Secretary and Treasurer.

With respect to options held by the two remaining directors, former director Mr. Fait and former officer Mr. Eric M. Polis and other former employees and consultants holding an aggregate of 375,000 shares (pre-Reverse Split) of Company common stock, the terms of the Recapitalization Agreement provided that such options fully vested and remain exercisable for the remainder of their stated term regardless of the employment or consultancy status of the option holders. The exercise price of such options range from $0.20 to $0.45 per share with expiration dates between 2010 and 2015.

Disposition of Assets

In connection with the Acquisition, the Company disposed of the following assets and issued common stock on option exercises to pay closing and other operating costs and to provide working capital for the operations of the Company:

•
The Company sold its direct financing lease interests with a book value of approximately $330,800 for cash of $280,000. Three directors and/or officers of the Company, or entities controlled by them, purchased $150,000 of these interests on the same terms as could be negotiated at “arms’ length” with unaffiliated parties. These direct financing lease interests related to the financing and operation of 28 automated teller machines at various locations.

•
The Company sold its marketable securities consisting of 246,502 restricted shares of common stock of e.Digital Corporation for $20,000 to an unaffiliated buyer. These securities were valued each reporting period at market price. The market price for unrestricted shares at the date of sale was $24,650.

•
The Company assigned its exclusive license agreement with the inventor of U.S. Patent #6,232,723 related to certain sterilization and decontamination technology in exchange for $5,500 of debt reduction to an unaffiliated party. This technology was in an early stage of development, had no book value and produced no revenues since its acquisition by the Company in 2003 at a cost of $10,000. The license required continued development activities to maintain exclusivity.

•
Stock option holders exercised 220,000 “out-of-the-money” stock options at exercise prices ranging from $0.20 to $0.45 per share for cash of $29,000 and debt reduction of $23,500. Two directors and one officer of the Company exercised an aggregate of 120,000 of these options for proceeds of $25,000.

Additionally, with the prior agreement of NxOpinion and the Company, another company controlled by director Jerry E. Polis has agreed, within 45 days following the closing of the Acquisition, to purchase for $300,000 certain intangible water rights held by the Company with a book value of $381,000. These funds are expected to be applied by the Company towards working capital purposes.

The Company retained cash, after the asset sales described above, of approximately $250,000. The Company also has certain liabilities, including an office facility exit liability estimated to be $78,168 at March 31, 2010.

Item 2.03 Creation of a Direct Financial Obligation

Note Restructuring

As of March 31, 2010, NxOpinion had secured notes (the “Original Notes”) outstanding to five holders, including NxOpinion management advisors Gerald Ehrens and Peter Perkinson (collectively the “Holders”) with an aggregate principal balance of $357,500 and accrued and unpaid interest of $149,192.

Pursuant to the terms of the Recapitalization Agreement, the Company caused its wholly-owned subsidiary, RHS to issue new notes (the “Replacement Notes”) to the Holders, at the same interest rates as the Original Notes (ranging from 10% to 18%), with a maturity date of June 30, 2011, when all unpaid principal and interest is due and payable. No payments are required on the Replacement Notes until maturity.

Pursuant to the terms of the Recapitalization Agreement and as a further inducement for the Holders to accept the Replacement Notes, the Company issued warrants (the “Debt Restructuring Warrants”) to purchase shares of common stock of the Company on an aggregate basis of 321,750 pre-Reverse Split (21,450 post-Reverse Split) common shares exercisable at $0.16667 per share on a pre-Reverse Split basis ($2.50 per share on a post-Revise Split basis) for three years. The Debt Restructuring Warrants contain a cashless exercise provision and are restricted securities.

Consultant Compensation

As of March 31, 2010, NxOpinion owed consulting fees (the “Consulting Fees”) to management advisors Gerald Ehrens and Peter Perkinson (the “Consultants”) in an aggregate amount of $243,175.

Pursuant to the terms of the Recapitalization Agreement, the Company caused RHS to issue promissory notes (the “Consultant Notes”) to the Consultants in satisfaction of NxOpinion’s obligation to pay the Consulting Fees. The Consultant Notes accrue interest at 5% per annum with principal and interest due at maturity on June 30, 2011.

Pursuant to the terms of the Recapitalization Agreement, as a further inducement for the Consultants to accept the Consultant Notes, the Company issued warrants (the “Consultant Warrants”) to the Consultants for shares of common stock of the Company on an aggregate basis of 218,865 pre-Reverse Split (14,591 post-Reverse Split) common shares exercisable at $0.16667 per share on a pre-Reverse Split basis ($2.50 per share on a post-Reverse Split basis) for three years. The Consultant Warrants contain a cashless exercise provision and are restricted securities.

Restructuring of Bank Debt

As of March 31, 2010, NxOpinion was obligated under an inter-company loan for $250,000 (the “Bank Debt”) to the Robertson Research Institute, a 501(c)(3) non-profit entity affiliated with NxOpinion (“RRI”), in connection with a bank line of credit in RRI’s name guaranteed by Joel C. Robertson, a director of the Company (the “Guarantee”). RRI loaned the proceeds from the bank line of credit to NxOpinion to finance NxOpinion’s operations. Pursuant to the terms of the Recapitalization Agreement, the Company caused the Bank Debt to be assumed by RHS. The Bank Debt is currently being converted to a term loan. It is expected that the term will be 5 years and that it will bear interest at rate of prime plus 1% per annum. RRI will be jointly and severally liable on the Bank Debt.

Pursuant to the terms of the Recapitalization Agreement, as a further inducement for Dr. Robertson to agree to allow the Guarantee to remain in place, the Company is obligated to issue a warrant (the “Guarantee Warrant”) to Dr. Robertson for 225,000 pre-Reverse Split (15,000 post-Reverse Split) shares of common stock of the Company exercisable at $0.16667 per share on a pre-Reverse Split basis ($2.50 per share on a post-Revise Split basis) for three years. The Guarantee Warrant contains a cashless exercise provision and is a restricted security.

Convertible Notes

At the closing of the Acquisition, two accredited investors each held a convertible promissory note (the “NxO 2010 Convertible Notes”), pursuant to which each holder could elect to convert all of the total principal amount and accrued interest due thereunder into fully paid and nonassessable units of membership interests in NxOpinion. The notes bear interest at a rate of 11% per annum and mature on June 30, 2010. Pursuant to the terms of the Recapitalization Agreement, the Company assumed responsibility for the obligations of NxOpinion under the NxO 2010 Convertible Notes. As a result, the Company issued new convertible instruments (the “ASIT Convertible Notes”) to the holders of the NxO 2010 Convertible Notes. The ASIT Convertible Notes provide that the total principal amount and accrued interest due thereunder may be converted into fully paid and nonassessable shares of post-Reverse Split common stock of the Company, with the number of shares determined by dividing the total outstanding principal balance and accrued interest of the note by one dollar ($1.00) on or before June 30, 2010.

Other Obligations

As a result of the Acquisition, RHS assumed all the other debts of NxOpinion at closing which included as of March 31, 2010 a total of $1,619,570 of accounts payable and accrued expenses including $1,374,526 payable to affiliate RRI. This amount was reduced by $900,000 at closing through debt forgiveness by RRI and Robertson Institute, Ltd. a Michigan corporation owned entirely by Dr. Robertson. Of the amount owed to RRI following the debt forgiveness, approximately $129,720 is owed to Robertson Institute, Ltd. Ultimately these funds are payable to Dr. Robertson for prior services.

RHS also assumed an unsecured note payable to a beneficial owner of 14.6% of the membership interests of NxOpinion prior to the Acquisition in the amount of $56,705 inclusive of accrued interest through May 28, 2010. The Company is currently in default with respect to this loan, and is accruing interest at the default rate of 16% on the $50,000 principal balance of the note.

NxOpinion was obligated on unsecured bridge notes to one member for $75,000 with interest at 11%. This note with accrued interest of $664.52 was repaid in full by the Company on June 3, 2010.

Other obligations assumed by RHS included an unsecured installment payment agreement entered into by NxOpinion and its legal firm prior to the Acquisition with regard to outstanding legal fees owed for services incurred through May 28, 2010, with a total outstanding balance of $331,547.48 at an interest rate of 5% per annum compounded monthly. The installment payment agreement requires the Company to make minimum monthly payments of principal and interest of $20,000 starting July 31, 2010, with certain additional amounts payable out of excess cash flows, if available. The entire outstanding balance is due and payable on December 28, 2010.

Item 3.02 Sales of Unregistered Securities

The disclosures contained in response to Items 2.01 and 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Prior to the Acquisition, NxOpinion was obligated in the total amount of principal and accrued interest of $214,223 under the terms of a convertible note held by an accredited investor. Pursuant to the terms of the Recapitalization Agreement, the Company issued 3,213,345 pre-Reverse Split (214,223 post-Reverse Split) fully-paid, nonassessable and restricted shares of the Company’s common stock (the “Conversion Shares”) to the accredited investor in conversion and cancellation of this debt.

At closing of the Acquisition, certain warrants for the purchase of membership interests of NxOpinion (the “Nx09 Warrants”) were issued and outstanding. Pursuant to the Recapitalization Agreement, the Company issued warrants for the issuance of post-Reverse Split shares of the Company (the “ASIT Warrants”) to all holders of the Nx09 Warrants, in exchange for the cancellation of the Nx09 Warrants. Each of the AIST warrants is exercisable on a post-Reverse Split basis at $1 per share and expires on December 31, 2014. There are total of 12 holders of the ASIT Warrants, each of whom is an accredited investor. The ASIT Warrants are convertible into a total of 541,000 shares of common stock of the Company on a post-Reverse Split basis.

Pursuant to the terms of the Recapitalization Agreement, the Company issued Dr. Robertson warrants to purchase 1,500,000 shares of common stock of the Company on a pre-Reverse Split basis at $ 0.0006666 per share (100,000 on a post-Reverse Split Basis at $0.01 per share) in immediately exercisable “penny” warrants (the “Penny Warrants”). The Company agreed to pay a grossed-up tax bonus in an amount that is sufficient to pay the resulting tax liability associated with the receipt of the Penny Warrants (estimated to be $140,000) and payable on or before April 15, 2011.

The shares of common stock, warrants, and convertible notes identified above that were issued in connection with the Acquisition were issued pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, to persons reasonably believed to be accredited investors.

Item 3.03 Material Modification to Rights of Security Holders

On June 3, 2010, the Board of Directors of the Company resolved that the Company implement a 15:1 reverse split of the Company’s common stock (the “Reverse Split”). As a result of the Reverse Split, the total number of common shares which the Company is authorized to issue will be decreased from 300,000,000 to 20,000,000 shares, each with a par value of $0.001 per share.

The Company plans to file a Certificate of Change pursuant to Nevada Revised Statutes 78.209 (the “Certificate”) on or about June 4, 2010 to effectuate the Reverse Split under Nevada law. Before the Reverse Split becomes effective on the OTCBB, it must also be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has commenced the process of obtaining FINRA approval, which is expected to take 4-6 weeks. Upon the approval of the Reverse Split by FINRA, each 15 shares of common stock outstanding prior to the Reverse Split will be converted into one share of common stock and options, warrants, convertible notes and any similar instruments convertible into shares of common stock will be proportionally adjusted. To the extent any fractional shares of common stock resulting from the Reverse Split, the Company will pay to the holders thereof the fair market value of such fractional shares as determined based upon the trading price of the Company’s common stock on the OTCBB as of the close of trading on the date the Reverse Split is approved by FINRA.

Item 4.01 Changes in Certifying Accountant

Weinlander Fitzhugh, Certified Public Accountants (“Weinlander Fitzhugh”), audited NxOpinion’s financial statements for its fiscal years ended December 31, 2009 and 2008. Piercy Bowler Taylor & Kern, Certified Public Accountants (“PBTK”), served as the Company’s independent registered public accountants for its fiscal years ended September 30, 2009 and 2008.

On June 3, 2010, the Company’s Board of Directors determined that the Company should continue to retain PBTK as its independent registered public accountant following the Acquisition. This action effectively dismissed Weinlander Fitzhugh as the independent auditor of NxOpinion. The report of Weinlander Fitzhugh on NxOpinion’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or the application of accounting principles. However, the report did raise substantial doubt as to the ability of NxOpinion to continue as a going concern.

For the years ended December 31, 2009 and 2008, there were no disagreements between NxOpinion and Weinlander Fitzhugh on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Weinlander Fitzhugh’s satisfaction, would have caused it to make reference to the subject matter of any disagreement in connection with its reports.

For the years ended December 31, 2009, and prior, neither NxOpinion nor anyone acting on NxOpinion’s behalf consulted PBTK with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NxOpinion’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Change in Control of Registrant

The disclosures provided in response to Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Upon completion of the Acquisition, JVR Technologies, LLC, a limited liability company owned by Dr. Robertson and his spouse Vickie Robertson, owned 88,077,120 shares of common stock of the Company, which constitutes approximately 51.65% of the total issued and outstanding shares of the Company.

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosures provided in response to Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Appointment of Dr. Robertson as an Officer and Director

On May 28, 2010, Joel C. Robertson was appointed as a director of the Company and was elected Chairman of the Board of Directors. Dr. Robertson was also appointed President and Chief Executive Officer of the Company. Biographical information for Dr. Robertson is provided immediately below:

Joel C. Robertson, Pharm.D., 58, is a businessman, author and specialist in neuropharmacology. An internationally recognized clinician, he is also a bestselling author, lecturer, consultant and founder of Robertson Research Institute, a non-profit company formed in 2002 to develop the search engine underlying the Company’s technology. He formed NxOpinion in 2005 to assemble data and commercially exploit the developed software and he has served as the sole manager since inception. Dr. Robertson has extensive background and experience in the creation of new and innovative programs. He received national acclaim for his creation of a chemical dependency and psychiatric sub-acute care facility, has consulted with over 30 inpatient/outpatient chemical dependency and psychiatric facilities, and opened and administered two inpatient, three outpatient and day care facilities.

The Board of Directors believes Dr. Robertson is well-qualified to serve as a director of the Company due to his pioneering development of diagnostic support software, the technology at the heart of NxOpinion’s business acquired by the Company. Dr. Robertson founded NxOpinion in 2005 and has led it since its inception.

Employment Agreement with Dr. Robertson

The Company entered into an Employment Agreement with Dr. Robertson effective June 3, 2010 (the “Employment Agreement”), pursuant to which Dr. Robertson will be employed by the Company for a term of three years as the President and Chief Executive Officer. The Employment Agreement provides for base compensation of $20,000 per month with an increase to $25,000 per month if the Company achieves an increase in gross revenues of $1,000,000 or more above gross revenues achieved during the previous fiscal quarter. If the Company is profitable for the period from closing to December 31, 2010, then Dr. Robertson will earn a bonus of $120,000. The Company may pay Dr. Robertson a separate bonus of up to $60,000 upon achievement of certain benchmarks. In addition, the Employment Agreement provides that Dr. Robertson will be issued options to acquire a minimum of 100,000 shares on a Post-Reverse Split basis of the Company’s common stock through the Company’s 2010 Stock Incentive Plan.

Related Party Transactions between the Company and Dr. Robertson

The disclosures under Item 3.03 of this Current Report on Form 8-K under the subheadings “Restructuring of Bank Debt” and “Other Obligations” are incorporated herein by reference.

The Company is affiliated with the Robertson Research Institute (“RRI”), a Colorado nonprofit corporation, and a public charity as defined in section 501(c)(3) of the Internal Revenue Code. Among other persons, Dr. Robertson and his family members Vickie Robertson, Nicole L. Decker, Marcus Decker, Heidi Robertson and Brooke Robertson are trustees of RRI.

The Company has entered into a amended license agreement (the “Amended License Agreement”) with regard to its core intellectual property with Vanahab Health Diagnostics, LLC (“Vanahab”), an entity beneficially owned by Dr. Robertson and his spouse Vickie Robertson. Each license grant under the Amended License Agreement is perpetual and royalty-free; however, in exchange for the overall Amended License Agreement, the Company pays an annual royalty of $10,000 (due in quarterly installments) to Vanahab. Ultimately, these funds would be disbursed by Vanahab to Dr. Robertson and Vickie Robertson. It is expected that the Company will pay the annual royalty primarily or exclusively “in-kind” by the provision of certain services to Vanahab.

The license grants in the Amended License Agreement are nonexclusive, but the Company has certain rights to prevent the technology from being licensed to other parties. Specifically, the Company must consent in writing to any additional license grants by Vanahab of the technology to any parties other than RRI.

RRI and the Company each have the right to sublicense the technology to customers. Potential customers and projects are divided among RRI and the Company as follows: the Company has the priority right to sublicense the technology to potential clients over RRI unless 1) the customer dictates that the license must run through RRI due to its non-profit status and the customer is a nonprofit institution, company, foundation, association or other charitable entity requesting a project having a geographic scope substantially within (a) a UN Millennium Development Goal Country, or (b) any country wherein the majority of its medical funding is provided by international sources, or 2) RRI and the Company mutually agree, taking into consideration applicable facts and circumstances and with recusal of interested persons, that such customer and/or project be allocated to RRI.

RRI has leased real property in Saginaw Township, Michigan, expiring June 30, 2010. The lease calls for base rent of $5,562.50 per month, plus a portion of shared expenses, including insurance, property taxes, yard and snow services, refuse services, water, and exterior lights, that currently totals approximately $1,600 per month. RRI allocates to the Company a portion of the lease expense based upon facility usage.

By virtue of the Acquisition, the Company assumed a collaboration agreement with Robertson Technologies International, LLC (“RTI”) as of September 9, 2009, to develop a dashboard to improve healthcare and health records for small hospitals in the U.S. and medium to large hospitals in India and promote its software for public health and healthcare infrastructure. NxOpinion received advance license fees of $207,416 which are to be offset against future license fees owed to the Company by RTI as a result of the sale and/or licensing of the Clinical Dashboard. The agreement continues until December 31, 2012. JVR Technologies, LLC (a company owned by Dr. Robertson and Vickie Robertson) owns 33.33% of the membership interests in RTI. NxOpinion has no ownership in RTI and will not participate in its profits, if any, other than royalties, of which the amount is yet to be negotiated.

Aversien Science LLC, a Michigan limited liability company of which Dr. Robertson is an 8% owner, has a product distribution agreement with Robertson Technologies Licensing, an indirect wholly-owned subsidiary of the Company, which grants Aversien Science the right to sell/market products/services on behalf of Robertson. Robertson will pay to Aversien Science a portion of the sales proceeds for marketing/sales and support services to be determined on a project-by-project basis. The Company has no ownership in Aversien Science and will not participate in its profits.

Dr. Robertson, individually and through other entities, is involved in other healthcare activities. These include Robertson Wellness, LLC (“RW”), a Nevada limited liability company, a behavioral medicine technology company; and Robertson Brain Optimization Institute LLC (“RBOI”), a Nevada limited liability company engaged in various aspects of brain chemistry optimization. The Company currently has no relationship with RW or RBOI but certain customer relationships may involve licensing technology that the Company owns along with that of RW, RBOI or other entities controlled or affiliated with Dr. Robertson. In such event, the Company plans to enter into such agreements on terms no less favorable to the Company than those which could be negotiated at “arms length” with bona fide third parties.

Appointment of Ms. Seeger as Secretary and Treasurer

On May 28, 2010, the Board of Directors appointed Melissa A. Seeger as Treasurer and Secretary of the Corporation. In her capacity as Treasurer, Ms. Seeger functions as the principal financial officer for the Company. Biographical information for Ms. Seeger is provided immediately below:

Melissa A. Seeger, CPA, 37, has over 12 years of public accounting experience with an emphasis on private company consulting and taxation. She has a Bachelor of Administration degree from Saginaw Valley State University, and became a Certified Public Accountant in the State of Michigan in 1998. As a public accountant, Ms. Seeger has worked with a variety of businesses, from start-ups to long established corporations in a wide array of industries with emphasis in medical and dental practices, retail, and service industries. Ms. Seeger joined Dr. Robertson and his affiliated companies as Controller in 2008. From 1996 to 2008, Ms. Seeger was employed by Yeo & Yeo, Certified Public Accountants, commencing as a staff accountant and advancing to the position of senior manager.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On June 3, 2010, the Board of Directors of the Company adopted Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws amend the procedures for stockholders to submit notice of business at a meeting of the stockholders, provide for a classified board of directors, and set forth new procedures for the nomination of directors. A marked copy of the Amended and Restated Bylaws showing changes to the Company’s bylaws in effect immediately prior to the Amendment are attached as Exhibit 3.02 to this Current Report on Form 8-K.

On June 3, 2010, the Board of Directors resolved that the fiscal year of the Company following the Acquisition will continue to be September 30. NxOpinion’s fiscal year prior to the Acquisition was December 31.

Item 8.01 Other Events.

On June 1, 2010, the Company issued a press release announcing the acquisition of NxOpinion. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are included as an Exhibit to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The required pro forma financial information will be filed as an amendment to this Current Report on Form 8-K/A no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(c) Not applicable

(d) The following exhibits are included with this Current Report on Form 8-K.

Exhibit 2.01 Agreement and Plan of Recapitalization, dated May 28, 2010

Exhibit 3.01 Amended and Restated Bylaws

Exhibit 3.02 Marked Copy of Amended and Restated Bylaws Showing Changes to Previous Bylaws

Exhibit 16.01 Letter regarding change in Certifying Accountant

Exhibit 99.01 Press Release dated June 1, 2010.

Exhibit 99.02 NxOpinion, LLC consolidated financial statements for the fiscal years ended December 31, 2009 and 2008.

Exhibit 99.03 NxOpinion, LLC unaudited interim consolidated financial statements for the three months ended March 31, 2010 and 2009.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASI TECHNOLOGY CORPORATION

Dated: June 4, 2010	By:	/s/ Joel C. Robertson

	Name:	Joel C. Robertson
	Title:	President